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                                                                    EXHIBIT 99.2

                         UNITED STATES DISTRICT COURT

                        NORTHERN DISTRICT OF CALIFORNIA


INTEL CORPORATION,                    )     No. C-93-20301 PVT
                                      )
                    Plaintiff,        )
                                      )     STIPULATED PRELIMINARY
          v.                          )     INJUNCTION
                                      )
ADVANCED MICRO DEVICES, INC.,         )
                                      )
                    Defendant.        )
- - - --------------------------------------

     Based on this Court's Findings of Fact and Conclusions of Law (which were filed October 7, 1994 and are incorporated herein by reference), 17 U.S.C.
(S) 502(a), Rule 65(b) of the Federal Rules of Civil Procedure, and the stipulation of the parties, defendant Advanced Micro Devices, Inc., its officers, agents, servants and employees, and those persons in active concert or participation with them who receive actual notice of this order (collectively, "AMD") are enjoined, as provided in this order, pending a hearing and decision on a permanent injunction or otherwise until further order of this Court.

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     NOW, THEREFORE, AMD IS ENJOINED AS FOLLOWS:

     1. No Distribution of Bonded Out Parts. After Friday, October 21, 1994, AMD
        -----------------------------------
shall not distribute any version of its Am486 microprocessor containing a copy of Intel microcode as these versions existed prior to October 7, 1994 (hereinafter, the "prior versions") and as to which one or more of the twelve ICE pads affiliated with the ICE circuitry are bonded out. Those pins are not bonded out in AMD's Am486DX microprocessors. Without limitation, this paragraph means that AMD shall not distribute its current Am486DXL or its Am486DXLV products.

     2. No New Wafer Starts of Prior Versions. After Friday, October 21, 1994,
        -------------------------------------
AMD shall make no wafer starts of any prior versions of its Am486 microprocessor.

     3. No New Orders For Prior Versions of the Am486 Microprocessor. After
        ------------------------------------------------------------
Friday, October 21, 1994, AMD shall not distribute prior versions of 486 microprocessors to any purchasers unless the purchasers had an existing written order or contract with AMD as of October 21, 1994. AMD shall not distribute such prior versions except to the extent necessary to meet actual quantity and delivery date terms set forth in those orders or contracts. AMD will make such sales at the price that had been agreed to with the purchaser unless Intel sells or offers to sell at a lower price to that customer, in which case AMD is free to meet competition from Intel for that particular existing AMD order or contract.

     4. No Distribution After January 15, 1995. After January 15, 1995, AMD
        --------------------------------------
shall not distribute any prior versions of its Am486 microprocessor.

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     5. The Parties' Reserved Rights. AMD reserves its rights to move for
        ----------------------------
correction, modification or vacation of the Court's Findings of Facts and Conclusions of Law filed October 7, 1994 and to appeal from or take any other action based on any order or judgment of the Court based thereon. Intel further reserves every claim, contention and legal remedy it may have in this or any other appropriate forum, against AMD or any other entity, with respect to past, present or future copying or distribution of the unlicensed ICE microcode, without authorization from Intel. This preliminary injunction does not constitute authorization from Intel for AMD to copy or distribute any infringing product.

DATED:  October 31, 1994           SKJERVEN, MORRILL, MACPHERSON,
                                   FRANKLIN & FRIEL


                                   By  /s/ ROBERT B. MORRILL
                                     --------------------------------------
                                           ROBERT B. MORRILL
                                        Attorneys for Defendant

DATED:  October 28, 1994           BROWN & BAIN, P.A.


                                   By  /s/ MICHAEL F. BAILEY
                                     --------------------------------------
                                           MICHAEL F. BAILEY
                                        Attorneys for Plaintiff

HAVING BEEN STIPULATED BETWEEN THE PARTIES, IT IS SO ORDERED:



DATED:  October ___, 1994.         ----------------------------------------
                                   PATRICIA V. TRUMBULL
                                   Magistrate Judge
                                   United States District Court

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